EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 20, 2001 relating to the financial statements and financial statement schedule which appears in Interland, Inc.'s Annual Report on Form 10-K for the year ended August 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia
July 16, 2002


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